UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01-- Entry into a Material Definitive Agreement.

On January 30, 2019 (the “Effective Date”), ABPCIC Funding I LLC (the “Borrower”), a wholly-owned subsidiary of AB Private Credit Investors Corporation (the “Company”), entered into a credit facility (the “Credit Facility”). In connection with the Credit Facility, the Borrower entered into, among other agreements, (i) the credit agreement (the “Warehouse Credit Agreement”) with the senior lenders referred to therein, Barclays Bank PLC, New York Branch (“Barclays”), as facility agent, and U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”), collateral administrator (in such capacity, the “Collateral Administrator”) and custodian (in such capacity, the “Custodian”), (ii) the account control agreement (the “Control Agreement”), by and among the Borrower, the Collateral Agent and the Custodian, (iii) the collateral management agreement (the “Collateral Management Agreement”), by and between the Borrower and AB Private Credit Investors, LLC, as collateral manager, (iv) the collateral administration agreement (the “Collateral Administration Agreement”), by and among the Borrower, AB Private Credit Investors LLC, as collateral manager, and the Collateral Administrator and (v) the master loan sale and contribution agreement (the “Transfer Agreement”) by and between the Company, as seller, and the Borrower, as buyer.

The Warehouse Credit Agreement provides for borrowings in an aggregate amount up to $150,000,000. Borrowings under the Warehouse Credit Agreement will bear interest based on an annual adjusted London interbank offered rate for the relevant interest period, plus an applicable spread. Interest is payable quarterly in arrears. Any amounts borrowed under the Warehouse Credit Agreement will mature, and all accrued and unpaid interest thereunder will be due and payable, on the earlier of (i) January 30, 2029, (ii) the date on which Borrower issues collateralized loan obligation securities in a transaction for which the sole arranger is Barclays (or an affiliate thereof) or (iii) upon certain other events which result in accelerated maturity under the Warehouse Credit Facility. Borrowing under the Warehouse Credit Facility is subject to certain restrictions contained in the Investment Company Act of 1940, as amended.

Borrowings under the Warehouse Credit Agreement are secured by all of the assets held by the Borrower. Pursuant to the Collateral Management Agreement, the Collateral Manager will perform certain duties with respect to the purchase and management of the assets securing the Warehouse Credit Facility. The Collateral Manager has elected to waive any fees that would otherwise be payable under the Warehouse Credit Agreement and the Collateral Management Agreement. The Borrower will reimburse the expenses incurred by the Collateral Manager in the performance of its obligations under the Collateral Management Agreement other than any ordinary overhead expenses, which shall not be reimbursed. The Borrower has made customary representations and warranties under the Warehouse Credit Agreement and the Collateral Management Agreement and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.

All of the collateral pledged to the lenders by the Borrower under the Warehouse Credit Agreement is held in the custody of the Custodian under the Control Agreement. The Collateral Administrator will maintain and perform certain collateral administration services with respect to the collateral pursuant to the Collateral Administration Agreement. As compensation for the services rendered by the Collateral Administrator, the Borrower will pay the Collateral Administrator, on a quarterly basis, customary fee amounts and reimburse the Collateral Administrator for its reasonable out-of-pocket expenses. The Collateral Administration Agreement and the obligations of the Collateral Administrator will continue until earlier of (i) the liquidation of the Collateral and the final distribution of the proceeds of such liquidation, (ii) the date on which all obligations have been paid in full or (iii) the termination of the Collateral Management Agreement.

Concurrently with closing of the Credit Facility, the Company contributed and/or sold certain assets to the Borrower pursuant to the Transfer Agreement, and the Company expects to continue to contribute and/or sell assets to the Borrower pursuant to the Transfer Agreement in the future. The Company may, but shall not be required to, repurchase and/or substitute certain assets previously transferred to the Borrower subject to the conditions specified in the Transfer Agreement and the Warehouse Credit Agreement.

The Company incurred certain customary fees, costs and expenses in connection with the closing of the Warehouse Credit Facility.

The foregoing descriptions of the Warehouse Credit Agreement, the Control Agreement, the Collateral Management Agreement, the Collateral Administration Agreement and the Transfer Agreement do not purport to be complete and are qualified in their entirety by the full text of each of the Warehouse Credit Facility, the Control Agreement, the Collateral Management Agreement, the Collateral Administration Agreement and the Transfer Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 – Other Events

In addition to the foregoing, on January 31, 2019, the Company reduced its maximum available borrowings available under that certain Revolving Credit Agreement, dated as of November 15, 2017, as amended, by and among the Company, HSBC Bank USA, National Association, as the administrative agent and a lender and each of the other lenders party thereto, from $125 million to $50 million by giving notice to the administrative agent.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement among ABPCIC Funding I LLC, as the borrower, the senior lenders referred to therein, Barclays Bank PLC, New York Branch as facility agent and U.S. Bank National Association, as collateral agent, collateral administrator and custodian, dated as of January 30, 2019.

10.2	Account Control Agreement, dated as of January 30, 2019, by and among ABPCIC Funding I LLC, U.S. Bank National Association, as the collateral agent and secured party, and U.S. Bank National Association, as the custodian and securities intermediary

10.3	Collateral Management Agreement, between ABPCIC Funding I LLC and AB Private Credit Investors, LLC, as collateral manager, dated as of January 30, 2019.

10.4	Collateral Administration Agreement, among ABPCIC Funding I LLC, AB Private Credit Investors LLC, as collateral manager and U.S. National Bank Association, as collateral administrator, dated as of January 30, 2019.

10.5	Master Loan Sale and Contribution Agreement, between AB Private Credit Investors Corporation, as seller, and ABPCIC Funding I LLC, as buyer, dated as of January 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2019	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer